SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                May 19, 1999
                     (Date of earliest event reported)


                               DESIGNS, INC.
           (Exact name of Registrant as specified in its charter)


      Delaware                     0-15898                04-2623104
(State or Other Jurisdiction    (Commission              (IRS Employer
     of Incorporation)          File Number)             Identification No.)



                 66 B Street, Needham, Massachusetts 02494
        (Address of principal executive offices, including zip code)


                               (781) 444-7222
            (Registrant's telephone number, including area code)




 ITEM 5.  OTHER EVENTS.

      On May 19, 1999, Designs, Inc. (the "Company") amended (the "Second Amendment") the Company's Shareholder Rights Agreement dated as of May 1, 1995, and amended by a First Amendment dated as of October 6, 1997 (the "Rights Agreement"). Hereinafter, "Rights Agreement" shall include both the Second Amendment and the Rights Agreement.

      The Second Amendment amends the definition of "Acquiring Person" in connection with the proposal by Jewelcor Management, Inc. ("Jewelcor") to explore the purchase of all of the issued and outstanding capital stock of the Company. The definition of "Acquiring Person" permits Stanley I . Berger and Jewelcor through its officers to act in concert to take actions through July 1, 1999 reasonably necessary or appropriate to seek consent from Levi Strauss & Co. to the assignment, sublicense or transfer of the Company's rights and obligations under the Amended and Restated Trademark License Agreement made as of October 31, 1998, by and between the Company and Levi Strauss & Co., to Jewelcor or its affiliates. Mr. Berger and Jewelcor or its officers, individually or collectively, will not be deemed to be an "Acquiring Person" as the result of such actions.

      In addition, the Second Amendment modifies the Company's ability to appoint a "Co-Rights Agent" by requiring that the Company give ten days prior written notice to the "Rights Agent" prior to appointing a "Co-Rights Agent."

      The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Second Amendment.

      A description of the Preferred Stock Purchase Rights is incorporated herein by reference to the Company's Amendment to Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission as of October 10, 1997.

 ITEM 7.  EXHIBITS.

 Exhibit 4.1 Second Amendment dated as of May 19, 1999 to Shareholder Rights Agreement dated as of May 1, 1995, amended as of October 6, 1997, by and between Designs, Inc. and
                BankBoston, N.A. (formerly known as The First National Bank of Boston, N.A.) as Rights Agent.


                                 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DESIGNS, INC.


                               By:   /s/  Carolyn R. Faulkner
                                     ----------------------------
                               Name:   Carolyn R. Faulkner
                               Title:  President, Chief Financial
                                       Officer and Treasurer


 Dated:  May 25, 1999